EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MICRO WAREHOUSE, INC.

      Micro Warehouse, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of the corporation is Micro Warehouse, Inc. (hereinafter, the "Corporation").

      SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was August 27, 1992.

      THIRD: Pursuant to the sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and further amends the provisions of the Certificate of Incorporation of this Corporation.

      FOURTH: The Amended and Restated Certificate of Incorporation of said Corporation shall be amended and restated to read in full as follows:

      1. Name: The name of the corporation is Micro Warehouse, Inc.

      2. Registered Office: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

      3. Purpose: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware.

      4. Corporation Stock:

            (a) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million One Hundred Thousand (100,100,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, having a par value of $.01 per share, and One Hundred Thousand (100,000) shares of Preferred Stock, having a par value of $.01 per share.

            (b) Holders of shares of Common Stock shall be entitled to one (1) vote for each share held of record. Shares of the Common Stock shall have no preference over any other shares of capital stock of the Corporation with respect to distribution of assets on dissolution or liquidation or with respect to payment of dividends.

            (c) Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualification, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the class or series of Preferred Stock.

            (d) The shares of Common Stock and Preferred Stock shall be issued only as fully paid and non-assessable shares.

      5. The Corporation is to have perpetual existence.

      6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            To make, alter or repeal the by-laws of the Corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

            To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a


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

quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

      7. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

      8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      9. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      10. A director of the Corporation shall not be personally liable to the Corporation or


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

its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph 10 shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification. This paragraph shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by this paragraph 10.

      FOURTH: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of this Corporation.

      FIFTH: This Amended and Restated Certificate of Incorporation was approved by the holders of the necessary number of outstanding shares of the Corporation as required by the General Corporation Law of the State of Delaware and by the existing Certificate of Incorporation at the annual meeting of stockholders held on June 4, 1996.

      IN WITNESS WHEREOF, said Micro Warehouse, Inc., has caused this certificate to be signed by its Vice President, General Counsel and Secretary this day of June, 1996.

                                    MICRO WAREHOUSE, INC.


                                     By /s/ Bruce L. Lev
                                       --------------------------------------
                                      Name:  Bruce L. Lev
                                      Title: Vice President, General
                                              Counsel and Secretary


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